Exhibit 24.1







CONSENT  OF INDEPENDENT ACCOUNTANTS


	We consent to the incorporation by reference in the registration statement on Form S-8 (No. 33-54400) relating to the 1986 Stock Option Plan for Non-Employee Directors of Ionics, Incorporated of our reports dated February 22, 1995, on our audits of the consolidated financial statements and the financial statement schedule of Ionics, Incorporated as of December 31, 1994 and 1993 and for each of the three fiscal years in the period ended December 31, 1994, which are included in the Corporation's 1994 Annual Report on Form 10-K.



						/s/COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
February 20, 1996



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